Exhibit (h)

                                                   AMENDMENT TO
                                                SERVICES AGREEMENT


     This Amendment dated as of September 27, 1999, is entered into by WILSHIRE TARGET FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS, the Company and Investor Services Group have entered into a Services Agreement dated as of May 31, 1999 (as amended or supplemented, the "Agreement"); and

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise the description of services to be provided by Investor Services Group to the Company and related matters;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I.       The following is hereby added to Schedule A of the Agreement:

                                              Sales Support Services

               Sales literature review and recommendations for compliance with NASD and SEC rules and regulations Preparation of training materials for use by personnel of the Company or the Adviser Preparation of ongoing compliance updates Coordination of registration of the Fund with National Securities Clearing Corp. ("NSCC") and filing required Fund/SERV reports with NSCC
               Provision  of advice and counsel to the Company  with  respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Company
               Assistance in the  preparation of quarterly  board materials with regard to sales and other distribution related data reasonably requested by the board

   II. This Amendment shall become effective immediately upon the consummation of the acquisition of Investor Services Group by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999.

         III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.



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         IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the date and year first written above.

                           WILSHIRE TARGET FUNDS, INC.



                            By: /s/ Thomas D. Stevens


                          FIRST DATA INVESTOR SERVICES
                                   GROUP, INC.



                            By: /s/ Kenneth J. Kempf